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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763, 33-38145,
33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163 and 333-75269) of
Intermagnetics General Corporation of our report dated July 16, 1999, except as to Note E, which is as of August 30, 1999, relating to the consolidated balance sheet of Intermagnetics General Corporation and subsidiaries as of May 30, 1999, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for years ended May 30, 1999 and May 31, 1998, and the related schedule, which report appears in the May 28, 2000 annual report on Form 10-K of Intermagnetics General Corporation.

                                                      /s/  KPMG LLP


Albany, New York
August 24, 2000







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